CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We  hereby  consent  to  the use in the foregoing Registration Statement on Form
SB-2/A of our report dated December 24, 2003, relating to the financial statements of Salmon Express Inc. as of November 30, 2003 and for the period from February 20, 2003 (inception) through November 30, 2003, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                  /s/ Weinberg & Company, P.A.
                                  ------------------------------------------
                                  WEINBERG  &  COMPANY,  P.A.
                                  Certified  Public  Accountants

Boca  Raton,  Florida
May 12,  2004